SUBSIDIARY GUARANTY AGREEMENT

         THIS SUBSIDIARY GUARANTY AGREEMENT (this "Subsidiary Guaranty"), dated as of October 15, 2003, is made by San Joaquin Oil & Gas, Ltd., a Nevada corporation (the "Guarantor") to the Lenders (as set forth in Exhibit A hereto) under the Debentures (as defined herein) (collectively referred to as the "Lender") and to Renn Capital Group, Inc., as the Agent for the Lenders (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined)

                              W I T N E S S E T H:

         WHEREAS, Gasco Energy, Inc., a Nevada corporation (the "Company"), and the Lender have entered into that certain Convertible Loan Agreement dated as of October 15, 2003 (as from time to time amended, supplemented or otherwise modified, the "Loan Agreement"); and

         WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company and will benefit from the availability of credit to the Company under the terms and conditions of the Loan Agreement and the Debentures.

         NOW, THEREFORE, to induce the Lender to execute and deliver the Loan Agreement and perform their obligations thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. GUARANTY. The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Lender the payment and performance in full of the Liabilities (as defined below). For all purposes of this Subsidiary Guaranty, "Liabilities" means:

     (a) the Company's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts, heretofore, now or at any time or times hereafter owing, arising, due or payable, whether direct or contingent, joint, several or independent of the Company to the Lender, including without limitation principal, interest, premium or fee (including, but not limited to, attorneys' fees and expenses); and

     (b) the Company's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Company under any instrument, agreement or other document with or in favor of the Lender.

         The  Guarantor's  obligations  to  the  Lender  under  this  Subsidiary
Guaranty are hereinafter collectively referred to as the "Guarantee Obligations." The Guarantor agrees that it is directly and primarily liable for the Guarantee Obligations and that there are no conditions whatsoever to the effectiveness of this Subsidiary Guaranty or to its obligations to perform the Guarantee Obligations.

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2.  PAYMENT.  If the  Company  shall  default in payment or  performance  of any
Liabilities, whether principal, interest, premium, fee (including, but not limited to, attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Debentures, the Loan Agreement or the Loan Documents by acceleration, or otherwise, or upon the occurrence of any other Event of Default (as defined in the Loan Agreement) under the Loan Agreement or the Debentures that has not been cured or waived, then the Guarantor, upon demand thereof by the Lender or its successors or assigns, will, within three (3) business days of such demand, fully pay to the Lender an amount equal to all Guarantor's Obligations then due and owing.

3. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Subsidiary Guaranty shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Debentures, and shall not be affected by any action taken under the Debentures or any other agreement between the Lender and the Company or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Liabilities, or any transfer or disposition of any assets of the Company or by any extension or renewal of the Debentures, in whole or in part, or by any modification, alteration, amendment or addition of or to the Debentures, or any other agreement between the Lender and the Company or any other person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Subsidiary Guaranty and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. This Subsidiary Guaranty shall continue in full force and effect and Lender may continue to act in reliance thereon notwithstanding the termination or revocation of any other guaranty of Liability, the death, disability, incompetence or incapacity of the Guarantor, and shall be binding upon Guarantor and Guarantor's estate and the personal representatives, heirs and successors and assigns of Guarantor, who shall, nevertheless, remain liable with respect to Obligations and any renewals or extensions thereof or liabilities arising out of same, and the Lender shall have all the rights herein provided for as if no such event has occurred.

4. CURRENCY AND FUNDS OF PAYMENT. The Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Liabilities, or the rights of the Lender with respect thereto as against the Company, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Company of any or all of the Company's Liabilities.

5. EVENTS OF DEFAULT. In the event that

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     (a)  the  Guarantor  shall  file  a  petition  to  take  advantage  of  any insolvency statute,

     (b) the Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of all of or substantially all of its property;

     (c) the Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country;

     (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor of all or substantially all of its properties, or approve a petition filed against the Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor of all or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of thirty (30) days;

     (e) there is commenced against the Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of thirty (30) days;

     (f) the Company or the Guarantor shall fail to perform any agreement herein or contained in the Loan Documents, including but not limited to the Mortgages, and such failure remains uncured or unwaived for a period of thirty (30) days;

     (g) a default occurs in the punctual payment of any sum payable upon any of the Guarantee Obligations or the Liabilities;

     (h) entry of a judgment or issuance of a warrant of attachment or an injunction against, or against any of the property of the Guarantor;

     (i) there shall occur an Event of Default under the Debentures, the Loan Agreement, or any Loan Document;

     (j)  any default shall occur in the payment of amounts due hereunder; or

     (k) any other default shall occur hereunder which remains uncured or unwaived for a period of thirty (30) days (each of the foregoing an "Event of Default" hereunder); then at the Lender's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantee Obligations shall immediately become due and payable.

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

6. SUITS. The Guarantor from time to time shall pay to Lender, within three (3) business days of demand by the Lender therefor, at the Lender's place of business set forth in the Debentures, the Guarantee Obligations as they become or are declared due, and in the event such payment is not so made, the Lender may proceed to suit against the Guarantor. At the Lender's election, one or more and successive or concurrent suits may be brought hereon by the Lender against the Guarantor, whether or not suit has been commenced against the Company, and whether or not the Lender has taken or failed to take any other action to collect all or any portion of the Liabilities.

7. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Company or the Lender. If at any time hereafter the Lender employs counsel for advice or other representation to enforce the Guarantee Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the attorneys' fees and disbursements arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor to the Lender, on demand.

8. WAIVER; SUBROGATION.

          (a) The Guarantor hereby waives notice of the following events or occurrences:

               (i) the Lender's acceptance of this Subsidiary Guaranty;

               (ii) the Lender heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Company, whether pursuant to the Debentures or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;

               (iii) the Lender or the Company heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Debentures, the Loan Agreement or the Loan Documents;

               (iv)  presentment,   demand,  notices  of  default,  non-payment,
          partial payment, notice of dishonor, suit, protest or taking other action by the Lender;

               (v) the Lender heretofore, now or at any time hereafter granting to the Company (or any other party liable to the Lender on account of the Liabilities) any indulgence or extensions of time of payment of the Liabilities;

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

               (vi) any agreement among any of holders of the Debentures relating to this Subsidiary Guarantee or any other matter; and

               (vi) the Lender heretofore, now or at any time hereafter accepting from the Company or any other person, any partial payment or payments on account of the Liabilities or any collateral securing the payment thereof or the Lender settling, subordinating, compromising, discharging or releasing the same.

     The Guarantor agrees that the Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantee Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

          (b) The Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantee Obligations under this Subsidiary Guaranty may be enforced by the Lender upon demand by the Lender to such Guarantor without the Lender being required, the Guarantor expressly waiving any right it may have to require the Lender, to prosecute collection or seek to enforce or resort to any remedies against the Company, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS SUBSIDIARY GUARANTY MAY BE MADE BY THE LENDER, AND THE PROVISIONS HEREOF ENFORCED BY THE LENDER, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE DEBENTURES. The Guarantee Obligations shall in no way be impaired, affected, reduced, or released by reason of the Lender's failure or delay to do, take or enforce any of the acts, actions or things described in this Subsidiary Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 8.

          (c) The Guarantor further agrees with respect to this Subsidiary Guaranty that such Guarantor shall have no right of subrogation, reimbursement or indemnity until such time as all of the Liabilities have been fully, finally and indefeasibly paid in full.

9. EFFECTIVENESS; ENFORCEABILITY. This Subsidiary Guaranty shall be effective as of the date hereof, and shall continue in full force and effect until the
Liabilities have been fully, finally and indefeasibly paid in full. This Subsidiary Guaranty shall be binding upon and inure to the benefit of the Guarantor and the Lender and their respective successors and assigns.
Notwithstanding the foregoing, Guarantor may not, without the prior written consent of the Lender, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Lender may at any time hereafter have against the Guarantor under this Subsidiary Guaranty may be asserted by the Lender by written notice directed to the Guarantor at the address specified herein.

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10. AGENT FOR LENDER.  Guarantor  recognizes and agrees that pursuant to Section
11.03 of the Loan Agreement, Lender has designated and appointed Agent as agent for Lender under the Loan Agreement and under this Subsidiary Guaranty with full power to act for and on behalf of Lender, and each of them, and to exercise all of the rights and privileges of Lender, and each of them, under this Subsidiary Guaranty and under each of the Loan Agreements. Guarantor has reviewed the provisions of the Loan Agreement and each of the Loan Documents, including, but not limited to the provisions of Section 11.03 of the Loan Agreement and agrees that any notice from or agreement of Agent taken in the capacity as the agent of Lender, shall be binding upon and constitute the act of the Lender, or any of them and that in acting as agent of Lender, Agent has not assumed nor shall there be implied any obligation toward or relationship of agency or trust with Guarantor or the Company or any of their respective affiliates. In exercising any rights or engaging in any transaction contemplated hereunder, Agent shall not be obligated to provide Guarantor with evidence of its authority to act as the agent of Lender, or any of them, unless Lender, acting on its own behalf, shall have previously provided Guarantor with evidence that acting in accordance with its rights, Lender, or any of them, have revoked Agent's agency capacity with regard to its affairs.

11. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby makes the following representations and warranties to the Lender:

     (a) the Guarantor is duly authorized to execute, deliver and perform this Subsidiary Guaranty;

     (b) this Subsidiary Guaranty is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

     (c)  such   Guarantor's   execution,   delivery  and  performance  of  this
          Subsidiary Guaranty does not violate or constitute a breach of any agreement to which such Guarantor is a party, or any applicable laws;

     (d) Guarantor makes each of the representations and warranties contained in Article III of the Loan Agreement as if set forth in their entirety herein with respect and reference to the Guarantor and this Subsidiary Guaranty; and

     (e) no representation or warranty made by the Guarantor in this Subsidiary Guaranty, the Loan Agreement or any Transaction Document nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Guarantor in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

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12. NEGATIVE COVENANTS. The Guarantor agrees that until the Debentures, together with interest and all other Obligations of the Company or the Guarantor to the Lender (whether under the Loan Agreement, the Loan Documents, or otherwise) are paid in full, the Guarantor shall not, without the prior written consent of the
Lender:

          (a) Create, incur, assume or suffer to exist any lien upon or defect in title to or restriction upon the use of any of the property or assets of the Guarantor of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, except for Permitted Liens and liens in favor of the Lender.

          (b)  Create,  incur,  assume  or  suffer  to  exist,  contingently  or
     otherwise,   any  indebtedness,   except  for  Permitted  Indebtedness  and
     indebtedness to the Lender.

          (c) Make or have any Investments not permitted by Section 6.03 of the Loan Agreement.

          (d) Make any prepayment of indebtedness that is prohibited by the Loan Agreement.

          (e) Enter into any agreement which prohibits or limits the ability of the Guarantor to create, incur, assume or suffer to exist any lien, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          (f) Change the address of its principal place of business without giving 30 days' prior written notice to the Lender.

13. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, until the Debentures together with interest and all other Liabilities of the Company and the Obligations of the Guarantor to the Lender under the Loan Agreement, the Debentures and the Loan Documents are otherwise paid in full:

          (a) Comply with all statutes and governmental regulations if noncompliance therewith would have a Material Adverse Effect on the Guarantor and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its properties, except any of the foregoing being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established;

          (b) It will allow any representative of the Lender to visit and inspect the books of account and other records and files of the Guarantor, to make copies thereof and to discuss the affairs, business, finances and accounts of the Company and the Guarantor with its employees, all during normal business hours and as often as the Lender may reasonably request;

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          (c) It will duly  comply  with all the terms and  covenants  contained herein and in each of the  instruments and documents given to the Lender in
     connection  with  or  pursuant  to  this  Subsidiary  Guaranty,   the  Loan
     Agreement, the Debentures and the other Loan Documents, all at the times and places and in the manner set forth herein or therein;

          (d) It will keep all properties of the Guarantor, whether real, personal or mixed, free and clear of all liens, other than the Permitted Liens and liens created by the Loan Documents.;

          (e)

               (i) It will keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated and

               (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property such insurance policies to be in form reasonably satisfactory to the Lender;

          (f) It will keep or cause to be kept, true books of record and account in which full, true an correct entries shall be made of all of its dealings and transactions in accordance with customary business practices; and

          (f) Upon the Guarantor obtaining knowledge of any litigation or other proceedings being instituted against the Guarantor, any of the Company or any subsidiary of the Company, or any attachment, levy, execution or other process being instituted against any assets of the Guarantor or the Company or any subsidiary, in an aggregate amount in respect of all such proceedings and processes greater than $50,000 not otherwise covered by insurance, it will promptly deliver to the Lender written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

14. EXPENSES. The Guarantor agrees to be liable for the payment of all fees and expenses, including attorney's fees and expenses, incurred by the Lender in connection with the enforcement of this Subsidiary Guaranty.

15. REINSTATEMENT. The Guarantor agrees that this Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Lender under the Debentures or this Subsidiary Guaranty is rescinded or must be restored for any reason. The execution and delivery hereafter to Lender by Guarantor of a new instrument of guaranty shall not terminate, supersede or cancel this instrument, unless expressly provided therein, and all rights and remedies of Lender hereunder or under any instrument of guaranty hereafter executed and delivered to Lender by Guarantor shall be cumulative and may be exercised singly or concurrently.

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

16. COUNTERPARTS. This Subsidiary Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

17. RELIANCE. The Guarantor represents and warrants to Lender that:

     (a) such Guarantor has adequate means to obtain from the Company, on a continuing basis, information concerning the Company's financial condition and affairs and has full and complete access to Company's books and records;

     (b) such Guarantor is not relying on the Lender, its agents or other representatives, to provide such information, now or in the future;

     (c) such Guarantor is executing this Subsidiary Guaranty freely and deliberately, and understands the obligations and financial risk undertaken by providing this Subsidiary Guaranty;

     (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Company's financial condition and affairs in deciding to provide this Subsidiary Guaranty and is fully aware of the same; and

     (e) such Guarantor has not depended or relied on the Lender, its agents or other representatives, for any information whatsoever concerning the Company's financial condition and affairs or other matters material to such Guarantor's decision to provide this Subsidiary Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that the Lender has no duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning the Company's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Lender, its agents or other representatives, such Guarantor will independently verify the information and will not rely on the Lender, its agents or other representatives, with respect to such information.

18. COMPLETE AGREEMENT. This Subsidiary Guaranty and the other Loan Documents embody the whole agreement of the parties with respect to the subject matter in the Loan Documents and may not be modified unless in writing and signed by Lender and no course of dealing between Guarantor and Lender shall be effective to change or modify or to discharge in whole or in part this Subsidiary Guaranty. No Waiver of any right or power of Lender or consent by it shall be valid unless in writing signed by an authorized officer.

19. TERMINATION. This Subsidiary Guaranty and all obligations of the Guarantor hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when all of the Liabilities have been fully, finally and indefeasibly paid in full.

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

20. GOVERNING LAW. THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

21. NOTICES. Any notice hereunder shall be in writing, and shall be delivered by overnight courier service or by certified mail, postage prepaid, return receipt requested, addressed as follows: If to the Guarantor:
         Pannonian Energy, Inc.14 Inverness Drive
         EastBuilding H, Suite 236
         Englewood, CO 80112
         Attn:    Mark Erickson
         Telephone:        (303) 483-0044
         Telecopier:       (303) 483-0011




with a copy simultaneously transmitted by like means to:
         Vinson & Elkins L.L.P.
         2300First City Tower
         1001 Fannin
         Houston, Texas  77002
         Attn:    Michael Finch
         Telephone:        (713)-758 -2158
         Telecopier:       (713) 615-5282


                  If to the Lender, to all of the addresses set forth under the Lenders' names on the execution page to the Loan Agreement, with a copy, which shall not constitute notice, simultaneously transmitted by like means to:
Jackson Walker L.L.P.
901 Main Street
Ste 6000
Dallas, Texas 75202
U.S.A. Facsimile: (214) 953-5822 Attn: Jeffrey M. Sone, Esq.



Notices sent by overnight courier service shall be deemed delivered on the next business day, and notices sent by certified mail, postage prepaid, return receipt requested, shall be deemed delivered two business days after the date of mailing thereof.

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



         IN WITNESS WHEREOF, the parties have duly executed this Subsidiary Guaranty on the day and year first written above.

GUARANTOR:

SAN JOAQUIN OIL & GAS, LTD.

By:________________________________
Name:
Title:

LENDER:

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:__________________________________________

Name:
Title:

BFSUS SPECIAL OPPORTUNITIES TRUST PLC

By:__________________________________________
Name:
Title:

RENAISSANCE US GROWTH & INCOME TRUST PLC

By: __________________________________________

Name:
Title:

AGENT:

RENN CAPITAL GROUP, INC.

By:__________________________________________

Name:
Title:





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